-MORE- News Release 205 Crosspoint Parkway Buffalo, NY 14068 Immediate Release Columbus McKinnon Appoints Rebecca Yeung to Board of Directors BUFFALO, NY, January 9, 2023 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, today announced the appointment of Rebecca Yeung, Corporate VP, Operations Science & Advanced Technology, FedEx Corporation (NYSE: FDX) to its Board of Directors, effective January 9, 2023. The addition of Ms. Yeung as an independent director brings Columbus McKinnon's Board to eleven directors of which ten are independent. Ms. Yeung will serve on the Corporate Governance and Nominations Committee. Richard H. Fleming, Chairman of the Board, commented "We are very excited to welcome Rebecca to our Board. We expect that her industrial technology skills and strategic insights will add valuable perspective to our talented Board and help advance our strategy to drive stronger growth and deliver top-tier financial performance as a global leader in intelligent motion solutions." David J. Wilson, President and CEO of Columbus McKinnon, commented, “Rebecca’s wealth of experience in AI-enabled robotics, warehouse and supply chain automation, and data-centered logistics solutions at FedEx is an excellent complement to our efforts as we unlock the potential of Columbus McKinnon. We believe her insights will be advantageous as we continue to develop and deliver advanced intelligent motion solutions to address the megatrends of automation and digitization that are driving massive change in the material handling industry. We believe we are at the forefront of this evolution and we are excited to bring Rebecca’s perspectives into our boardroom.” Kathryn V. Roedel, Chair of the Governance and Nomination Committee, noted, "We are thrilled to have Rebecca join the Columbus McKinnon Board of Directors. Her operations technology background aligns perfectly with our transformation of Columbus McKinnon into a designer and manufacturer of intelligent motion solutions for our customers. Further, we believe that Rebecca's global experience and strategic skills, combined with her deep knowledge of Asia enhance the growth acumen and depth of our Board." Ms. Yeung brings to the Board nearly 30 years of global experience in both strategy and operations technology. The majority of her career has been at FedEx, a global logistics company that provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. She joined the company in 1998 and served in various marketing, innovation, and technology roles including Principal, Corporate Strategy; Staff Director, Service Experience & Operations Technology; and VP, Advanced Technology & Innovation prior to her current role as Corporate VP,

Columbus McKinnon Appoints Rebecca Yeung to Board of Directors January 9, 2023 Page 2 of 2 Operations Science & Advanced Technology. Prior to joining FedEx, she was a Management Consultant at the China-Britain Consulting Group in Shanghai, China. Ms. Yeung is a graduate of Fudan University, Shanghai, China, and has an MBA from the Robert H. Smith School of Business, University of Maryland. About Columbus McKinnon Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of intelligent motion solutions that move the world forward and improve lives by efficiently and ergonomically moving, lifting, positioning and securing materials. Key products include hoists, crane components, precision conveyor systems, rigging tools, light rail workstations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com. Safe Harbor Statement This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning expected growth, future sales and EBITDA margins, and future potential to deliver results; the execution of its strategy and further transformation of the Company with stronger growth, less cyclicality and higher margins, and achievement of certain goals. These statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of supply chain challenges and inflation, the ability of the Company to scale the organization, achieve its financial targets including revenue and adjusted EBITDA margin, and to execute CMBS and the Core Growth Framework; global economic and business conditions affecting the industries served by the Company and its subsidiaries including COVID-19; the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded as current plans, estimates and beliefs. The Company assumes no obligation to update the forward-looking information contained in this release. ### Contacts: Gregory P. Rustowicz Investor Relations: Executive Vice President - Finance and CFO Deborah K. Pawlowski Columbus McKinnon Corporation Kei Advisors LLC 716-689-5442 716-843-3908 greg.rustowicz@cmworks.com dpawlowski@keiadvisors.com